Exhibit 99.1

CPSI Announces First Quarter 2022 Results

Highlights for First Quarter 2022:

  Revenues of $77.9 million;
  GAAP net income of $8.1 million and non-GAAP net income of $11.6 million;
  GAAP earnings per diluted share of $0.55 and non-GAAP earnings per diluted share of $0.81;
  Adjusted EBITDA of $16.2 million;
  Bookings of $20.4 million;
  Cash provided by operations of $11.8 million;
  Net debt of $125.5 million; and
  Subsequent announcement of amendment to credit facilities in order to facilitate a continued strategy of M&A to supplement significant organic growth opportunities

MOBILE, Ala.--(BUSINESS WIRE)--May 3, 2022--CPSI (NASDAQ: CPSI), a healthcare solutions company, today announced results for the first quarter ended March 31, 2022.

Total revenues for the first quarter ended March 31, 2022, were $77.9 million, compared with total revenues of $68.0 million for the prior-year first quarter. GAAP net income for the quarter ended March 31, 2022, was $8.1 million, or $0.55 per diluted share, compared with $4.1 million, or $0.28 per diluted share, for the quarter ended March 31, 2021. Cash provided by operations for the first quarter of 2022 was $11.8 million, compared with $13.7 million for the prior-year quarter. Net debt at March 31, 2022, was $125.5 million.

Commenting on the Company’s financial performance for the first quarter of 2022, Matt Chambless, chief financial officer of CPSI, stated, “CPSI had a solid financial performance for the first quarter, reflecting the continued execution of our transformative growth strategy. Combined with one month of activity from the recently acquired Healthcare Resource Group, Inc. (“HRG”), the resiliency of our customer base during this transition phase of the pandemic continues to provide momentum that has TruBridge soaring to new heights and driving near-record performance across all metrics. We are excited about the organic growth potential of TruBridge and our ability to accelerate that growth with the right mix of M&A execution. Along those lines, we are pleased to announce the recent amendment to our credit facilities, expanding our revolver capacity from $110 million to $160 million and gaining additional flexibility at the margins to pursue a responsible capital allocation strategy.”

CPSI will hold a live webcast to discuss first quarter 2022 results today, Tuesday, May 3, 2022, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of six companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC, iNetXperts, Corp. d/b/a Get Real Health, TruCode LLC, and Healthcare Resource Group, Inc. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. TruCode provides medical coding software that enables complete and accurate code assignment for optimal reimbursement. HRG provides specialized RCM solutions for facilities of all sizes. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: the impact of the ongoing COVID-19 pandemic and related economic disruptions which have materially affected CPSI’s revenue and could materially affect CPSI’s gross margin and income, as well as CPSI’s financial position and/or liquidity; federal, state and local government actions to address and contain the impact of COVID-19 and their impact on us and our hospital clients; operational disruptions and heightened cybersecurity risks due to a significant percentage of our workforce working remotely; saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential inability to properly manage growth in new markets we may enter; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; our reliance on an international workforce which exposes us to various business disruptions; potential failure to develop new products or enhance current products that keep pace with market demands; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; lack of employment or non-competition agreement with most of our key personnel; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Sales revenues:
TruBridge	$43,108	$31,639
System sales and support	34,763	36,366
Total sales revenues	77,871	68,005

Costs of sales:
TruBridge	21,373	15,779
System sales and support	16,683	17,376
Total costs of sales	38,056	33,155

Gross profit	39,815	34,850

Operating expenses:
Product development	7,101	8,429
Sales and marketing	7,042	5,301
General and administrative	13,014	13,149
Amortization of acquisition-related intangibles	3,672	3,057
Total operating expenses	30,829	29,936

Operating income	8,986	4,914

Other income (expense):
Other income	157	814
Gain on contingent consideration	1,250	-
Interest expense	(917)	(627)
Total other income (expense)	490	187

Income before taxes	9,476	5,101

Provision for income taxes	1,363	957

Net income	$8,113	$4,144

Net income per common share—basic	$0.55	$0.29
Net income per common share—diluted	$0.55	$0.28

Weighted average shares outstanding used in per common share computations:
Basic	14,381	14,159
Diluted	14,381	14,221

Computer Programs and Systems, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	March 31, 2022 (unaudited)	Dec. 31, 2021
Assets
Current assets
Cash and cash equivalents	$15,981	$11,431
Accounts receivable, net of allowance for doubtful accounts of $2,699 and $1,826, respectively	41,483	34,431
Financing receivables, current portion, net	5,740	6,488
Inventories	567	855
Prepaid income taxes	4,115	4,599
Prepaid expenses and other	12,911	11,194
Total current assets	80,797	68,998

Property & equipment, net	11,467	11,590
Software development costs, net	15,409	11,644
Operating lease assets	8,079	7,097
Financing receivables, net of current portion	6,012	7,231
Other assets, net of current portion	4,952	3,874
Intangible assets, net	115,731	95,203
Goodwill	192,446	177,713
Total assets	$434,893	$383,350

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$7,240	$8,079
Current portion of long-term debt	4,863	4,394
Deferred revenue	14,131	11,529
Accrued vacation	5,478	5,262
Other accrued liabilities	15,023	17,163
Total current liabilities	46,735	46,427

Long-term debt, less current portion	136,633	94,966
Operating lease liabilities, net of current portion	6,018	5,505
Deferred tax liabilities	14,755	13,880
Total liabilities	204,141	160,778

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 14,906 and 14,734 shares issued	15	15
Treasury stock, 140 and 89 shares	(4,226)	(2,576)
Additional paid-in capital	188,796	187,079
Retained earnings	46,167	38,054
Total stockholders' equity	230,752	222,572

Total liabilities and stockholders' equity	$434,893	$383,350

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net income	$8,113	$4,144
Adjustments to net income:
Provision for bad debt	734	938
Deferred taxes	692	1,058
Stock-based compensation	1,717	1,034
Depreciation	578	553
Amortization of acquisition-related intangibles	3,672	3,057
Amortization of software development costs	526	73
Amortization of deferred finance costs	73	73
Gain on contingent consideration	(1,250)	-
Changes in operating assets and liabilities:
Accounts receivable	(2,020)	(2,183)
Financing receivables	1,810	1,994
Inventories	288	(258)
Prepaid expenses and other	(2,316)	321
Accounts payable	(1,140)	(974)
Deferred revenue	2,602	703
Other liabilities	(2,951)	3,576
Prepaid income taxes	689	(399)
Net cash provided by operating activities	11,817	13,710

Investing activities:
Purchase of business, net of cash received	(43,362)	-
Investment in software development	(4,291)	(872)
Purchases of property and equipment	(27)	(493)
Net cash used in investing activities	(47,680)	(1,365)

Financing activities:
Treasury stock purchases	(1,650)	(1,063)
Payments of long-term debt principal	(937)	(937)
Proceeds from revolving line of credit	48,000	-
Payments of revolving line of credit	(5,000)	(5,000)
Net cash provided by (used in) financing activities	40,413	(7,000)

Net increase in cash and cash equivalents	4,550	5,345

Cash and cash equivalents, beginning of period	11,431	12,671
Cash and cash equivalents, end of period	$15,981	$18,016

Computer Programs and Systems, Inc.
Consolidated Bookings
(In '000s)
	Three Months Ended
In '000s	3/31/2022	3/31/2021
TruBridge(1)	$10,151	$2,687
System sales and support(2)	10,246	6,090
Total	$20,397	$8,777
(1)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts)
(2)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
Computer Programs and Systems, Inc.
Bookings Composition
(In '000s, except per share data)
(Unaudited)

	Three Months Ended
	3/31/2022	3/31/2021
TruBridge
Net new(1)	$4,356	$462
Cross-sell(1)	4,079	1,589
Get Real Health	1,578	636
TruCode	138	-
System sales and support
Non-subscription sales(2)	3,266	2,997
Subscription revenue(3)	6,071	1,907
Other	909	1,186

Total	$20,397	$8,777
(1)

“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

(2)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(3)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

Computer Programs and Systems, Inc.
Acute Care EHR Net New License Mix

	Three Months Ended
	3/31/2022	3/31/2021
SaaS(1)	3	2
Perpetual license(2)	-	3

Total	3	5
(1)	Exhibit revenue attribution that is recurring in nature.
(2)	Exhibit revenue attribution that is nonrecurring in nature.

Computer Programs and Systems, Inc.
System Sales and Support Revenue Composition
(In '000s)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Recurring revenues - system sales and support
Acute Care EHR	$27,364	$27,210
Post-acute Care EHR	3,895	4,222
Total recurring revenues - system sales and support	31,259	31,432

Nonrecurring revenues - system sales and support
Acute Care EHR	3,028	4,680
Post-acute Care EHR	476	254
Total nonrecurring revenues - system sales and support	3,504	4,934

Total system sales and support revenues	$34,763	$36,366

Computer Programs and Systems, Inc.
Adjusted EBITDA - by Segment
(In '000s)

	Three Months Ended March 31,
In '000s	2022	2021
TruBridge	$10,789	$6,520
Acute Care EHR	5,032	4,684
Post-acute Care EHR	332	620

Total	$16,153	$11,824
Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended March 31,
Adjusted EBITDA:	2022	2021
Net income, as reported	$8,113	$4,144

Deferred revenue and other acquisition-related adjustments	79	-
Depreciation expense	578	553
Amortization of software development costs	526	73
Amortization of acquisition-related intangible assets	3,672	3,057
Stock-based compensation	1,717	1,034
Severance and other nonrecurring charges	594	2,193
Interest expense and other, net	761	(187)
Gain on contingent consideration	(1,250)	-
Provision for income taxes	1,363	957
Adjusted EBITDA	$16,153	$11,824

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended March 31,
Non-GAAP Net Income and Non-GAAP EPS:	2022	2021
Net income, as reported	$8,113	$4,144

Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other acquisition-related adjustments	79	-
Amortization of acquisition-related intangible assets	3,672	3,057
Stock-based compensation	1,717	1,034
Severance and other nonrecurring charges	594	2,193
Non-cash interest expense	73	73
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,288)	(1,335)
Tax shortfall (windfall) from stock-based compensation	(112)	(84)
Gain on contingent consideration	(1,250)	-

Non-GAAP net income	$11,598	$9,082

Weighted average shares outstanding, diluted	14,381	14,221

Non-GAAP EPS	$0.81	$0.64

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) deferred revenue purchase accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangible assets; (v) stock-based compensation; (vi) severance and other non-recurring charges; (vii) interest expense and other, net; (viii) gain on contingent consideration; and (ix) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) deferred revenue purchase accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring charges; (v) non-cash interest expense; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall (windfall) from stock-based compensation and gain on contingent consideration.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue purchase accounting adjustments – Deferred revenue purchase accounting adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and one-time lease terminations costs) and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.
  Gain on contingent consideration – The purchase agreement for our acquisition of TruCode in 2021 contained contingent consideration, or “earnout,” provisions whereby the previous shareholders of TruCode would receive additional consideration at the conclusion of a one-year period beginning on the acquisition date and ending on the first anniversary of the acquisition date, depending on the achievement of certain profitability targets. After the initial measurement period, U.S. GAAP requires that any adjustments to the estimated fair value of this contingent liability, including upon final determination of amounts due, should be recorded in the relevant period’s earnings. We exclude gains on contingent consideration from non-GAAP financial measures because we believe (i) the amount of such gains in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains can vary significantly between periods.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100